UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2015

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA.
(Address of Principal Executive Offices)

94608
(Zip Code)

(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2015, NMI Holdings, Inc. (the “Company”) announced that Stan Pachura, Executive Vice President and Chief Information Officer of the Company and its principal subsidiary, National Mortgage Insurance Corporation ("NMI"), informed the Company that he intends to retire from the Company following the second quarter of 2015, after serving as the Company’s Chief Information Officer since its inception in April 2012.  In connection with this announcement, the Company entered into a Letter Agreement with Mr. Pachura extending his period of employment through June 30, 2015, at his current base salary of $350,000 per year. Mr. Pachura's employment period would otherwise have expired on April 24, 2015 under the terms of Mr. Pachura’s existing Letter Agreement dated April 26, 2012 (the “Prior Agreement”).  The extension provides time for the Company and Mr. Pachura to work together to plan for the orderly transition of his role and responsibilities in connection with his retirement.  Pursuant to the Letter Agreement, which amends and supersedes the Prior Agreement, Mr. Pachura will resign as an executive officer of the Company and as a director and officer of the Company’s subsidiaries and affiliates effective January 19, 2015 and will continue as a non-executive employee of the Company until the termination of his employment on June 30, 2015.  Mr. Pachura’s current duties and responsibilities will be assumed by existing members of the Company’s management team effective as of January 19, 2015.

Under the terms of the Letter Agreement, Mr. Pachura has agreed to a general release of claims with respect to the Company and affiliated parties and is subject to non-disparagement and confidentiality provisions.  Following Mr. Pachura’s retirement, subject to Mr. Pachura signing an additional general release with respect to the Company and affiliated parties, the Company has agreed to pay Mr. Pachura one month's salary and to reimburse Mr. Pachura for one month of COBRA continuation premiums.

The foregoing summary of the material terms of the Letter Agreement is qualified in its entirety by reference to the complete text of the Letter Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

10.1              Letter Agreement by and between NMI Holdings, Inc. and Stan Pachura, dated as of January 19, 2015.

_____________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date:	January 20, 2015	By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
Vice-President, Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement by and between NMI Holdings, Inc. and Stan Pachura, dated as of January 19, 2015.